EXHIBIT 10.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 5, 2003 accompanying the financial statements of Bioral Nutrient Delivery, LLC for the period January 8, 2003 (inception) through February 28, 2003, contained in the Registration Statement and prospectus. We consent to the use of the aforementioned report in the Registration Statement and prospectus.


/s/GRANT THORNTON LLP


Tampa, Florida
March 5, 2003